As filed with the Securities and Exchange Commission on February 8, 2000

                                                     Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004
                                ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   AVNET, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          New York                                   11-1890605
  ----------------------------                   ----------------
  (State or other jurisdiction                   (I.R.S. Employer
of incorporation or organization)               Identification No.)

                                                   David R. Birk, Esq.
                                       Senior Vice President and General Counsel
    2211 South 47th Street                            Avnet, Inc.
    Phoenix, Arizona 85034                       2211 South 47th Street
    (480) 643-2000                               Phoenix, Arizona 85034
 -----------------------------                     (480) 643-2000
 (Address, including zip code,           ---------------------------------------
and telephone number, including          (Name, address, including zip code, and
  area code, of registrant's                telephone number, including area
 principal executive offices)                  code, of agent for service)

                                   COPIES TO:

   Stephen V. Burger, Esq.                      Valerie Ford Jacob, Esq.
  Carter, Ledyard & Milburn             Fried, Frank, Harris, Shriver & Jacobson
        2 Wall Street                         One New York Plaza, 25th Floor
  New York, New York  10005                    New York, New York 10004-1980
       (212) 732-3200                                 (212) 859-8000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following
box.                   |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| Registration No. 333-53691.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================

    Title of each class of            Amount to be           Proposed maximum           Proposed maximum               Amount of
 securities to be registered           registered        offering price per unit    aggregate offering price       registration fee
------------------------------------------------------------------------------------------------------------------------------------
Debt Securities ..............        $60,000,000(1)             100% (2)(3)             $60,000,000(3)             $15,840.00
------------------------------------------------------------------------------------------------------------------------------------

     (1) If any Debt Securities are issued in a principal amount denominated in a foreign currency, the amount to be registered shall be such amount as shall result in an aggregate principal amount equivalent to $60,000,000 at the time of the initial offerings.

     (2) If any Debt Securities are issued at an original issue discount, the amount to be registered shall be increased so as to result in an aggregate offering price of all Debt Securities equal to $60,000,000, and the proposed maximum offering price per security will be correspondingly decreased.

     (3) Estimated solely for the purpose of calculating the registration fee. Excludes accrued interest, if any, from the date of issuance.

                          ----------------------------

     This Registration Statement shall become effective upon filing with the Commission, as provided in Rule 462(b).


================================================================================

Note: This Registration Statement is being filed pursuant to Rule 462(b). The contents of the registrant's Registration Statement on Form S-3, Registration No. 333-53691 are incorporated herein by reference.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The expenses in connection with the registration of the securities being offered hereby, and by the registrant's Registration Statement on Form S-3, Registration No. 333-53691, are estimated to be:


Securities and Exchange Commission
        registration fee.................................       $104,340
Rating agency fees.......................................        195,000
Legal fees...............................................         75,000
Accounting fees..........................................         25,000
Printing and engraving expenses..........................         25,000
Blue sky fees and expenses...............................          5,000
Trustee's fees and expenses..............................          3,000
Miscellaneous............................................         17,660
                                                                --------
         Total...........................................       $450,000
                                                                ========


Item 15. Indemnification of Directors and Officers.

     Section 54 of the registrant's By-laws provides as follows:

                                "Indemnification"

          "A. The Corporation shall indemnify, and advance the expenses of, any director, officer or employee to the full extent permitted by the New York Business Corporation Law as the same now exists or may hereafter be amended.

          "B. The indemnification and advancement of expenses granted pursuant to this Section 54 shall not be exclusive or limiting of any other rights to which any person seeking indemnification or advancement of expenses may be entitled when authorized by (i) a resolution or shareholders, (ii) a resolution of directors or (iii) an agreement providing for such indemnification; provided that no indemnification may be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

          "C. No amendment, modification or rescission of these By-laws shall be effective to limit any person's right to indemnification with respect to any alleged cause of action that accrues or other incident or matter that occurs prior to the date on which such modification, amendment or rescission is adopted."

     Section 721 of the New York Business Corporation Law (the "B.C.L.") provides that no indemnification may be made to or on behalf of any director or officer of the Registrant if "a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled." Section 54B of the Registrant's By-laws includes the foregoing statutory language.

     The rights granted under Section 54 of the By-laws are in addition to, and are not exclusive of, any other rights to indemnification and expenses to which any director or officer may otherwise be entitled. Under the B.C.L., a New York corporation may indemnify any director or officer who is made or threatened to be made a party to an action by or in the right of such corporation against "amounts paid in settlement and reasonable expenses, including attorneys' fees," actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that a court determines that the director or officer is fairly and reasonably entitled to indemnity (B.C.L. Section 722(c)). A corporation may also indemnify directors and officers who are parties to other actions or proceedings (including actions or proceedings by or in the right of any other corporation or other enterprise which the director or officer served at the request of the corporation) against "judgments, fines, amounts paid in settlement and reason able expenses, including attorneys' fees," actually or necessarily incurred as a result of such actions or proceedings, or any appeal therein, provided the director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation (or in the case of service to another corporation or other enterprise at the request of such corporation, not opposed to the best interests of such corporation) and, in criminal cases, that he also had no reasonable cause to believe that his conduct was unlawful (B.C.L. Section 722(a)). Any indemnification under Section 722 may be made only if authorized in the specific case by disinterested directors, or by the board of directors upon the opinion in writing of independent legal counsel that indemnification is proper, or by the shareholders (B.C.L. Section 723(b)), but even without such authorization, a court may order indemnification in certain circumstances (B.C.L. Section 724). Further, any director or officer who is "successful, on the merits or otherwise," in the defense of an action or proceeding is entitled to indemnification as a matter of right (B.C.L. Section 723(a)).

     A New York corporation may generally purchase insurance, consistent with the limitations of New York insurance law and regulatory supervision, to indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of the B.C.L., so long as no final adjudication has established that the directors' or officers' acts of active and deliberate dishonesty were material to the cause of action so adjudicated or that the directors or officers personally gained in fact a financial profit or other advantage (B.C.L. Section 726).

     The registrant's directors and officers are currently covered as insureds under directors' and officers' liability insurance. Such insurance, subject to annual renewal and certain rights of the insurer to terminate, provides an aggregate maximum of $50,000,000 of coverage for directors and officers of the Registrant and its subsidiaries against claims made during the policy period relating to certain civil liabilities, including liabilities under the Securities Act of 1933 (the "Securities Act").

Item 16. Exhibits.

Exhibit
  No.
  ---

     1    Form of Standard Underwriting Agreement Provisions.

     4 Indenture dated as of February 1, 1994, between the registrant and The First National Bank of Chicago, as Trustee, filed as Exhibit 4 to the registrant's Current Report on Form 8-K (Commission File No. 1-4224) bearing cover date of March 8, 1994, and incorporated herein by reference.

     5 Opinion of David R. Birk, Esq. with respect to the legality of the securities being registered hereunder.

     12   Statement of computation of ratios of earnings to fixed charges.

     23(a) Consent of Arthur Andersen LLP.

     23(b) Consent of David R. Birk, Esq. (included in Exhibit 5).

     24   Powers of Attorney.

     25 Form T-1 Statement of Eligibility of The First National Bank of Chicago under the Trust Indenture Act of 1939, filed as Exhibit 25 to the registrant's Registration Statement on Form S-3, Registration No. 333-53691, and incorporated herein by reference.

Item 17. Undertakings.

     (1) The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. (Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume represents no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.); and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement;

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (4) The undersigned registrant hereby undertakes that:

          (a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

          (b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on February 8, 2000.

                                   AVNET, INC.



                                              By: /s/ Raymond Sadowski
                                                  --------------------
                                                   Raymond Sadowski
                                                   Senior Vice President and
                                                     Chief Financial Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed on February 8, 2000, by the following persons in the capacities indicated:

     Signature                              Title
     ---------                              -----



 /s/ Roy Vallee
---------------------
Roy Vallee                                  Chairman of the Board, Chief
                                               Executive Officer and Director

         *
---------------------                        Director
Eleanor Baum


         *
---------------------                       Director
J. Veronica Biggins


         *
---------------------
Joseph F. Caligiuri                         Director

    Signature                               Title
    ---------                               -----

         *
---------------------                       Director
Lawrence W. Clarkson


         *
---------------------                       Director
Ehud Houminer


         *
---------------------                       Director
James A. Lawrence


         *
---------------------                       Director
Salvatore J. Nuzzo


         *
---------------------                      Director
Frederic Salerno


         *
---------------------                       Director
Frederick S. Wood



 /s/ Raymond Sadowski                       Senior Vice President and
---------------------                          Chief Financial Officer
Raymond Sadowski



/s/ John F. Cole
---------------------                       Controller and
John F. Cole                                Chief Accounting Officer



----------------------


* By: /s/ Raymond Sadowski
--------------------------
         Raymond Sadowski
         Attorney-in-Fact

                                  EXHIBIT INDEX



  Exhibit
    No.
    ---

     1    Form of Standard Underwriting Agreement Provisions.

     4 Indenture dated as of February 1, 1994, between the registrant and The First National Bank of Chicago, as Trustee, filed as Exhibit 4 to the registrant's Current Report on Form 8-K (Commission File No. 1-4224) bearing cover date of March 8, 1994, and incorporated herein by reference.

     5 Opinion of David R. Birk, Esq. with respect to the legality of the securities being registered hereunder.

     12   Statement of computation of ratios of earnings to fixed charges.

     23(a) Consent of Arthur Andersen LLP.

     23(b) Consent of David R. Birk, Esq. (included in Exhibit 5).

     24   Powers of Attorney.

     25 Form T-1 Statement of Eligibility of The First National Bank of Chicago under the Trust Indenture Act of 1939, filed as Exhibit 25 to the registrant's Registration Statement on Form S-3, Registration No. 333-53691, and incorporated herein by reference.